UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 5, 2017

SecureWorks Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37748	27-0463349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Concourse Parkway NE Suite 500 Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 327-6339

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c)   On December 5, 2017, the Audit Committee of the Board of Directors of SecureWorks Corp. (the “Company”) appointed Teri L. Miller as Vice President, Chief Accounting Officer, to succeed Henry Lyon in that position and as the Company’s principal accounting officer effective as of December 11, 2017. Mr. Lyon will remain with the Company through February 2, 2018 to assist with the transition.

Ms. Miller, age 49, previously served at YP Holdings LLC, a digital and print marketing company, as Executive Vice President, Finance-Chief Accounting Officer and Treasurer from March 2016 to June 2017, as Senior Vice President, Chief Accounting Officer and Treasurer from August 2012 to March 2016, and as Interim Treasurer from May 2012 to August 2012. Before joining YP Holdings LLC, Ms. Miller held several accounting, finance and business roles of increasing responsibility at SFN Group, Inc., a publicly-traded staffing firm, from 1997 to January 2012, culminating in the position of Senior Vice President, Finance (Controller and Treasurer). Earlier in her career, Ms. Miller was a Staff/In-charge Accountant with the global accounting firm PricewaterhouseCoopers LLP. Ms. Miller is a Certified Public Accountant.

Ms. Miller’s compensation will include a base salary at an initial annual rate of $325,000. Ms. Miller will be eligible for an annual cash bonus pursuant to the SecureWorks Corp. 2016 Amended and Restated Incentive Bonus Plan beginning on February 3, 2018, with an initial annual bonus target of 40% of her salary, subject to the satisfaction of performance conditions established by the Compensation Committee of the Board of Directors. Ms. Miller also is expected to receive an award of 46,200 restricted stock units that will settle in shares of the Company’s Class A common stock pursuant to the SecureWorks Corp. 2016 Long-Term Incentive Plan. The restricted stock units are expected to vest in four equal annual installments, beginning on the first anniversary of the grant date.

The Company has entered into its standard form of Protection of Sensitive Information, Noncompetition and Nonsolicitation Agreement with Ms. Miller. Under the agreement, if Ms. Miller’s employment is terminated by the Company without Cause (as defined in the agreement), the Company will be required to pay her an amount equal to 12 months of base salary, as severance, subject to specified conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 7, 2017	SecureWorks Corp.

	By:	/s/ R. Wayne Jackson
R. Wayne Jackson Chief Financial Officer
(Duly Authorized Officer)

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